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As filed with the Securities and Exchange Commission on July 1, 2016

Registration No. 333-210455

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cardtronics plc
*And the Additional Registrants listed below
(Exact name of registrants as specified in their charters)

England and Wales
(State or other jurisdiction of incorporation or organization)

98-1304627
(I.R.S. Employer Identification Number)

3250 Briarpark Drive, Suite 400
Houston, Texas 77042
(832) 308-4000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Edward H. West
Chief Financial Officer
3250 Briarpark Drive, Suite 400
Houston, Texas 77042
(832) 308-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

William D. Davis II
Baker & McKenzie LLP
700 Louisiana Street, Suite 3000
Houston, Texas 77002
(713) 427-5000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☒

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)

Debt Securities of Cardtronics plc ("Cardtronics plc") (which may be senior or subordinated, convertible or non-convertible, secured or unsecured)

Debt Securities of Cardtronics, Inc. ("Cardtronics Delaware") (which may be senior or subordinated, secured or unsecured)

Class A ordinary shares, nominal value $0.01 per share, of Cardtronics plc

Guarantees of Debt Securities(4)

(1)
Omitted pursuant to Form S-3 General Instruction II.E.

(2)
An indeterminate initial offering price, principal amount or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are being registered that are issued in exchange for, or upon conversion or exercise of, the debt securities being registered hereunder.

(3)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of the Securities and Exchange Commission's registration fee and will pay the registration fee on a pay-as-you-go basis.

(4)
If a series of debt securities of Cardtronics plc is guaranteed, such series may be guaranteed by one or more of Cardtronics plc's subsidiaries, including Cardtronics Delaware. If a series of debt securities of Cardtronics Delaware is guaranteed, such series may be guaranteed by Cardtronics plc and one or more of Cardtronics plc's other subsidiaries. No additional consideration will be received for such guarantees. Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities being registered.

*Table of Additional Registrants

Exact name of additional registrants as specified in their charter**	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Cardtronics, Inc.	Delaware	76-0681190
Cardtronics USA, Inc.	Delaware	76-0419117
Cardtronics Holdings, LLC	Delaware	04-3848807
ATM National, LLC	Delaware	01-0851708
Cardtronics DR, LLC	Delaware	46-0757736
CATM Holdings LLC	Delaware	81-2967208
Cardtronics Holdings Limited	England and Wales	98-1311693

**
The address, including zip code, and telephone number, including area code, for each of the additional registrants is c/o Cardtronics plc, 3250 Briarpark Drive, Suite 400, Houston, Texas 77042, (832) 308-4000. The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional registrants is Edward H. West, Chief Financial Officer of Cardtronics plc, 3250 Briarpark Drive, Suite 400, Houston, Texas 77042, (832) 308-4000.

 EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 Registration, No. 333-210455 (as amended, this "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), by Cardtronics plc, an English public limited company ("Cardtronics plc"), as the successor issuer to Cardtronics, Inc., a Delaware corporation ("Cardtronics Delaware"), to reflect a merger transaction whereby Cardtronics plc became the new public holding company and the parent of the Cardtronics group of companies (the "Merger"). The Merger was effected through a merger agreement by and among Cardtronics plc, Cardtronics Delaware, CATM Merger Sub LLC and CATM Holdings LLC, dated as of April 27, 2016, pursuant to which each issued and outstanding share of Cardtronics Delaware common stock was converted into the right to receive one Class A ordinary share, nominal value $0.01 per share, of Cardtronics plc.

        Cardtronics plc hereby expressly adopts this Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

PROSPECTUS

CARDTRONICS PLC

Debt Securities
Ordinary Shares
Guarantees of Debt Securities

        Cardtronics plc, an English public limited company ("Cardtronics plc"), and Cardtronics, Inc., a Delaware corporation ("Cardtronics Delaware"), as applicable, may offer and sell from time to time an unlimited number and amount of the following securities in one or more transactions, classes or series and in amounts, at prices and on terms to be determined by market conditions at the time of such offerings: (i) debt securities of Cardtronics plc, which may be senior debt securities or subordinated debt securities and may be convertible or non-convertible, as well as secured or unsecured; (ii) debt securities of Cardtronics Delaware, which may be senior debt securities or subordinated debt securities and may be secured or unsecured; and (iii) Class A ordinary shares, nominal value $0.01 per share (the "Class A ordinary shares"), of Cardtronics plc. In addition, (a) debt securities of Cardtronics plc may be fully and unconditionally guaranteed by one or more of Cardtronics plc's subsidiaries, including Cardtronics Delaware, and (b) debt securities of Cardtronics Delaware may be fully and unconditionally guaranteed by Cardtronics plc and one or more of Cardtronics plc's other subsidiaries. These securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Selling securityholders may also sell these securities, from time to time, on terms described in the applicable prospectus supplement.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make an investment decision. This prospectus may not be used to consummate sales of the aforementioned securities unless it is accompanied by a prospectus supplement.

        Investing in our securities involves risks. You should carefully consider the risks described under the headings "Cautionary Statement Regarding Forward-Looking Statements" on page 3 and "Risk Factors" on page 5 of this prospectus and in the applicable prospectus supplement, any related free writing prospectus and any of the documents we incorporate by reference before you make an investment in our securities.

        Our Class A ordinary shares are traded on The NASDAQ Global Market under the symbol "CATM." We will provide information in the applicable prospectus supplement for the trading market, if any, for any other securities we may offer.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 1, 2016.

        In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement, any free writing prospectus and the documents that we incorporate by reference. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. Our business, financial condition, liquidity and results of operations may have changed since those dates. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

        You should not assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus, as well as the information that we have previously filed with the Securities and Exchange Commission (the "SEC") that is incorporated by reference into this prospectus or any prospectus supplement, is accurate as of any date other than the date of such document, regardless of the time of delivery of such documents or any sales of our securities.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC as a "well known seasoned issuer" as defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"), using a "shelf" registration process. Under this shelf registration process, we may offer and sell any combination, and an indeterminate amount, of the securities described in this prospectus in one or more offerings.

        Each time this prospectus is used to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any pricing supplement will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement together with the information contained in the documents we refer to under the heading "Documents Incorporated by Reference."

        Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement:

  •
  "Cardtronics plc" refers to Cardtronics plc, an English public limited company.

  •
  "Cardtronics Delaware" refers to Cardtronics, Inc., a Delaware corporation and wholly owned, indirect subsidiary of Cardtronics plc.

  •
  "We," "us," "our," "the Company" or "Cardtronics" refer to Cardtronics plc and its subsidiaries (including Cardtronics Delaware) on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC's website at www.sec.gov.

        We also make available free of charge on our Internet website at www.cardtronics.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

 DOCUMENTS INCORPORATED BY REFERENCE

        We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

  •
  Cardtronics Delaware's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 22, 2016, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on March 1, 2016;

  •
  Cardtronics Delaware's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on April 28, 2016;

  •
  Cardtronics Delaware's Current Reports on Form 8-K filed with the SEC on February 23, 2016, April 27, 2016, May 13, 2016, June 3, 2016, June 15, 2016, June 29, 2016 and July 1, 2016;

  •
  Cardtronics plc's Current Report on Form 8-K filed with the SEC on July 1, 2016;

  •
  the portions of Cardtronics Delaware's Definitive Proxy Statement, filed with the SEC on April 19, 2016, incorporated by reference into Cardtronics Delaware's Annual Report on Form 10-K for the fiscal year ended December 31, 2015; and

  •
  the description of Cardtronics plc's Class A ordinary shares contained in Item 8.01 of Cardtronics plc's Current Report on Form 8-K, filed with the SEC on July 1, 2016.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Cardtronics plc
Attention: Chief Financial Officer
3250 Briarpark Drive, Suite 400
Houston, Texas 77042
(832) 308-4000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The information in this prospectus, any prospectus supplement, any free writing prospectus and in the documents incorporated by reference include "forward-looking statements" within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. These statements are identified by the use of the words "project," "believe," "estimate," "expect," "future," "anticipate," "intend," "contemplate," "foresee," "would," "could," "plan," and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our estimates for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements are those described under the heading "Risk Factors" on page 5 of this prospectus, in "Part I. Item 1A. Risk Factors" of Cardtronics Delaware's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended, which is incorporated by reference into this prospectus. We urge you to carefully consider those factors, as well as factors described in our reports filed from time to time with the SEC and other announcements we make from time to time.

        Readers are cautioned not to place undue reliance on forward-looking statements contained in this document, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

 ABOUT US

        Cardtronics plc provides convenient automated consumer financial services through its network of automated teller machines ("ATMs") and multi-function financial services kiosks. As of March 31, 2016, we were the world's largest retail ATM owner, providing services to approximately 195,000 devices throughout the United States ("U.S.") (including the U.S. territory of Puerto Rico), the United Kingdom ("U.K."), Germany, Poland, Canada and Mexico.

        As described above, (i) debt securities of Cardtronics plc may be fully and unconditionally guaranteed by one or more of Cardtronics plc's subsidiaries, including Cardtronics Delaware, and (ii) debt securities of Cardtronics Delaware may be fully and unconditionally guaranteed by Cardtronics plc and one or more of Cardtronics plc's other subsidiaries. The prospectus supplement relating to any such series will identify any such guarantors. Financial information concerning Cardtronics Delaware and each other guarantor of debt securities that are subsidiaries of Cardtronics plc and any non-guarantor subsidiaries will be included in our consolidated financial statements filed as part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.

        Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. Please read "Where You Can Find More Information" and "Documents Incorporated by Reference."

        Our principal executive offices, and the principal executive offices of Cardtronics Delaware and each other guarantor are located at 3250 Briarpark Drive, Suite 400, Houston, Texas 77042, and our telephone number at that address is (832) 308-4000. Our website is located at www.cardtronics.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

RISK FACTORS

        Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, as well as information contained in any applicable prospectus supplement and any related free writing prospectus, as the same may be updated from time to time by our future filings with the SEC. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. For more information about our SEC filings, please see "Where You Can Find More Information" and "Documents Incorporated by Reference." See also "Cautionary Statement Regarding Forward-Looking Statements."

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds received by us from the sale of the securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include repayment of indebtedness, the financing of capital expenditures, future acquisitions and additions to our working capital.

        Our management will retain broad discretion in the allocation of the net proceeds received by us from the sale(s) of the offered securities. If we elect at the time of issuance of the securities to make a different or more specific use of the proceeds other than as described in this prospectus, the change in use of proceeds will be described in the applicable prospectus supplement.

        We will not receive any of the proceeds from the sale(s) of our securities by selling securityholders offered by this prospectus and any prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

		Fiscal Year Ended December 31,
	Three Months Ended March 31, 2016
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	3.76x	4.00x	2.76x	3.59x	3.91x	3.46x

        For purposes of calculating the ratio of consolidated earnings to fixed charges, earnings are divided by fixed charges. These terms are defined as:

  •
  "earnings" is the aggregate of the following items: pre-tax income from continuing operations before adjustment for income or loss from equity investees; plus fixed charges; plus amortization of capitalized interest; plus distributed income of equity investees; plus our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges; less interest capitalized; less preference security dividend requirements of consolidated subsidiaries; and less the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges; and

  •
  "fixed charges" means the sum of the following: (i) interest expensed and capitalized; (ii) amortized premiums, discounts and capitalized expenses related to indebtedness; (iii) an estimate of the interest within rental expense; and (iv) preference security dividend requirements of consolidated subsidiaries.

 DESCRIPTION OF SECURITIES

        We will set forth in the applicable prospectus supplement a description of the debt securities, Class A ordinary shares and guarantees of debt securities that may be offered under this prospectus.

SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated herein by reference.

PLAN OF DISTRIBUTION

        We or selling securityholders may offer and sell the securities that may be offered pursuant to this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will set forth in the applicable prospectus supplement a description of the specific plan of distribution of the securities that may be offered pursuant to this prospectus.

LEGAL MATTERS

        Certain U.S. legal matters in connection with the securities will be passed upon for us by Baker & McKenzie LLP. Certain U.K. legal matters in connection with the securities will be passed upon for us by our special U.K. counsel, Baker & McKenzie LLP (U.K.). Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

        The consolidated financial statements of Cardtronics Delaware, as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2015 contains an explanatory paragraph that states Cardtronics Delaware acquired Columbus Data Services, L.L.C. ("CDS") during 2015, and management excluded from its assessment of the effectiveness of Cardtronics Delaware's internal control over financial reporting as of December 31, 2015, CDS's internal control over financial reporting associated with approximately 10% of total assets (of which 6% represents goodwill and intangibles included within the scope of the assessment) and total revenues of 1% included in the consolidated financial statements of Cardtronics Delaware as of and for the year ended December 31, 2015. The audit of internal control over financial reporting of Cardtronics Delaware also excluded an evaluation of the internal control over financial reporting of CDS.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions. All of the expenses will be borne by us.

SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing expenses		**
Miscellaneous expenses		**

Total	$	**

*
The registrants are deferring payment of the registration fee in reliance on Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the "Securities Act").

**
These fees are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

Cardtronics plc

        The Cardtronics plc ("Cardtronics plc") articles of association confer an indemnity on its directors and officers under Article 143, which provides:

143. INDEMNITY

        143.1  To the fullest extent permitted by the U.K. Companies Act 2006 (the "Companies Act") and any other applicable laws and without prejudice to any indemnity to which any person may otherwise be entitled, the Company shall:

  (a)
  indemnify to any extent any person who is or was a director or officer of the Company, or a director, partner, trustee, officer, secretary, executive, manager, managing member, employee, authorised agent or fiduciary of any associated company, or is or was serving or has agreed to serve at the request of the Company as a director, partner, trustee, officer, secretary, executive, manager, managing member, employee, authorised agent or fiduciary of another organisation or trustee of any employee benefit plan, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any loss or liability, whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company, any associated company or such other organisation or employee benefit plan, where the basis of such proceeding is in his official capacity as a director, partner, trustee, officer, secretary, executive, manager, managing member, employee, authorised agent or fiduciary while serving or having agreed to serve as a director, partner, trustee, officer, secretary, executive, manager, managing member, employee, authorised agent or fiduciary;

  (b)
  indemnify to any extent any person who is or was a director, partner, trustee, officer, secretary, executive, manager, managing member, employee, authorised agent or fiduciary of an associated company that is a trustee of an occupational pension scheme, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any liability incurred by him in connection with the company's or the individual's activities as trustee of an occupational pension scheme; and

  (c)
  create a trust fund, grant a security interest and/or use other means (including insurance, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorised or permitted by law and including as part thereof provisions with respect to any or all of the foregoing paragraphs of this Article 143.1 to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

        143.2  Where a person is indemnified against any liability in accordance with Article 143.1, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

        English companies may purchase directors and officers liability insurance as well as other types of insurance for their directors and officers. Article 86 of the Cardtronics plc articles of association provides:

86. INSURANCE

        Subject to the provisions of the Act, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was a director, alternate director or officer of the Company, or a director or officer of any associated company, or is or was serving or has agreed to serve at the request of the Company as a director or officer of another organisation or trustee of any employee benefit plan, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against by the Company, any associated company or such other organisation.

        In addition, the Companies Act includes certain indemnification provisions.

        Section 232 of the Companies Act provides as follows:

232  PROVISIONS PROTECTING DIRECTORS FROM LIABILITY

  (1)
  Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

  (2)
  Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—

  (a)
  section 233 (provision of insurance),

  (b)
  section 234 (qualifying third party indemnity provision), or

  (c)
  section 235 (qualifying pension scheme indemnity provision).

  (3)
  This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise.

  (4)
  Nothing in this section prevents a company's articles from making such provision as has previously been lawful for dealing with conflicts of interest.

        Section 233 of the Companies Act provides as follows:

233  PROVISION OF INSURANCE

        Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

        Section 234 of the Companies Act provides as follows:

234  QUALIFYING THIRD PARTY INDEMNITY PROVISION

  (1)
  Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

  (2)
  Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company. Such provision is qualifying third party indemnity provision if the following requirements are met.

  (3)
  The provision must not provide any indemnity against—

  (a)
  any liability of the director to pay—

  (i)
  a fine imposed in criminal proceedings, or

  (ii)
  a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

  (b)
  any liability incurred by the director—

  (i)
  in defending criminal proceedings in which he is convicted, or

  (ii)
  in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

  (iii)
  in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

  (4)
  The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

  (5)
  For this purpose—

  (a)
  a conviction, judgment or refusal of relief becomes final—

  (i)
  if not appealed against, at the end of the period for bringing an appeal, or

  (ii)
  if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

  (b)
  an appeal is disposed of—

  (i)
  if it is determined and the period for bringing any further appeal has ended, or

  (ii)
  if it is abandoned or otherwise ceases to have effect.

  (6)
  The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under—section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

        Section 235 of the Companies Act provides as follows:

235  QUALIFYING PENSION SCHEME INDEMNITY PROVISION

  (1)
  Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

  (2)
  Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company's activities as trustee of the scheme.

    Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

  (3)
  The provision must not provide any indemnity against—

  (a)
  any liability of the director to pay—

  (i)
  a fine imposed in criminal proceedings, or

  (ii)
  a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

  (b)
  any liability incurred by the director in defending criminal proceedings in which he is convicted.

  (4)
  The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

  (5)
  For this purpose—

  (a)
  a conviction becomes final—

  (i)
  if not appealed against, at the end of the period for bringing an appeal, or

  (ii)
  if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

  (b)
  an appeal is disposed of—

  (i)
  if it is determined and the period for bringing any further appeal has ended, or

  (ii)
  if it is abandoned or otherwise ceases to have effect.

  (6)
  In this section "occupational pension scheme" means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.

        Section 239 of the Companies Act provides as follows:

239  RATIFICATION OF ACTS OF DIRECTORS

  (1)
  This section applies to the ratification by a company of conduct by a director amounting to negligence, default, breach of duty or breach of trust in relation to the company.

  (2)
  The decision of the company to ratify such conduct must be made by resolution of the members of the company.

  (3)
  Where the resolution is proposed as a written resolution neither the director (if a member of the company) nor any member connected with him is an eligible member.

  (4)
  Where the resolution is proposed at a meeting, it is passed only if the necessary majority is obtained disregarding votes in favor of the resolution by the director (if a member of the company) and any member connected with him.

    This does not prevent the director or any such member from attending, being counted towards the quorum and taking part in the proceedings at any meeting at which the decision is considered.

  (5)
  For the purposes of this section—

  (a)
  "conduct" includes acts and omissions;

  (b)
  "director" includes a former director;

  (c)
  a shadow director is treated as a director; and

  (d)
  in section 252 (meaning of "connected person"), subsection (3) does not apply (exclusion of person who is himself a director).

  (6)
  Nothing in this section affects—

  (a)
  the validity of a decision taken by unanimous consent of the members of the company, or

  (b)
  any power of the directors to agree not to sue, or to settle or release a claim made by them on behalf of the company.

  (7)
  This section does not affect any other enactment or rule of law imposing additional requirements for valid ratification or any rule of law as to acts that are incapable of being ratified by the company.

        Section 1157 of the Companies Act provides as follows:

1157  POWER OF COURT TO GRANT RELIEF IN CERTAIN CASES

  (1)
  If in proceedings for negligence, default, breach of duty or breach of trust against—

  (a)
  an officer of a company, or

  (b)
  a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

  (2)
  If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—

  (a)
  he may apply to the court for relief, and

  (b)
  the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

  (3)
  Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

        Under Section 250 of the Companies Act, a "director" is defined to include "any person occupying the position of director, by whatever name called." In the case of Cardtronics plc, references in the Companies Act to a "director" would also include certain officers.

        Cardtronics, Inc. ("Cardtronics Delaware") has entered into indemnification agreements with each of the directors and certain officers of Cardtronics plc and Cardtronics Delaware, and Cardtronics plc expects to enter into deeds of indemnity with the directors and executive officers, that will indemnify such persons to the fullest extent permitted by applicable law against all expenses and liabilities incurred or paid by them that arise out of or in connection with his or her appointment as a director or officer or any action taken (or a failure to take action) by such person in connection with such person's performance of his or her functions as a director or officer.

        Cardtronics plc will maintain directors and officers insurance coverage, which, subject to policy terms and limitations, will include coverage to reimburse Cardtronics plc for amounts that it may be required or permitted by law to pay directors or officers of Cardtronics plc.

Cardtronics plc Subsidiaries

        Cardtronics Delaware and Cardtronics USA, Inc. ("Cardtronics USA") are incorporated in the State of Delaware. Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

        The certificates of incorporation of Cardtronics Delaware and of Cardtronics USA provide that no director shall be personally liable to Cardtronics Delaware or Cardtronics USA or the stockholders of each, respectively, for monetary damages for breach of fiduciary duty as a director, except as required by the DGCL. The bylaws of Cardtronics Delaware and of Cardtronics USA provide that each person who is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of Cardtronics Delaware or Cardtronics USA, respectively, or is or was serving or has agreed to serve at Cardtronics Delaware's or Cardtronics USA's request as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless to the fullest extent authorized by the DGCL.

        Cardtronics Delaware and Cardtronics USA each determine whether the indemnification of the present or former director, officer, employee or agent is proper in the circumstances in accordance with Section 145 of the DGCL as described above.

        Each of Cardtronics Holdings, LLC, ATM National, LLC, Cardtronics DR, LLC and CATM Holdings LLC (each, a "Delaware LLC Subsidiary") is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of each Delaware LLC Subsidiary, other than CATM Holdings LLC, does not contain specific indemnification provisions. The limited liability company agreement of CATM Holdings LLC provides a specific right of indemnification, subject to certain exceptions, for persons who are made a party or are threatened to be made a party to or are involved in any threatened, pending or completed action, suit or proceeding, or any appeal in such a proceeding, or any inquiry or investigation that could lead to such a proceeding, by reason of a such person being a member, manager or officer of CATM Holdings LLC.

        Cardtronics Holdings Limited ("Cardtronics Holdings") is private limited company organized under the laws of England and Wales. The Companies Act indemnification provisions described above with respect to Cardtronics plc will also apply to Cardtronics Holdings. In addition, the articles of association of Cardtronics Holdings include provisions that allow the indemnification of directors out of the company's assets and for the company to maintain directors and officers insurance for the benefit of its directors at the expense of the company.

        We carry directors and officers liability coverages designed to insure our officers and directors and those of our subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to us and our subsidiaries for sums paid to directors and officers as indemnification for similar liability.

Item 16.    Exhibits.

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement
4.1		Articles of Association of Cardtronics plc (incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed by Cardtronics plc on July 1, 2016)
4.2		Fourth Amended and Restated Certificate of Incorporation of Cardtronics, Inc. (incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed by Cardtronics Delaware on May 23, 2014)
4.3		Fourth Amended and Restated Bylaws of Cardtronics, Inc. (incorporated herein by reference to Exhibit 3.2 of the Current Report on Form 8-K, filed by Cardtronics Delaware on May 23, 2014)
4.4	**	Form of Senior/Subordinated Indenture for Debt Securities of Cardtronics plc
4.5	**	Form of Senior/Subordinated Indenture for Debt Securities of Cardtronics Delaware
5.1	**	Opinion of Baker & McKenzie LLP (U.K.)
5.2	**	Opinion of Baker & McKenzie LLP (U.S.)
12.1	**	Statement of Computation of Ratio of Earnings to Fixed Charges
23.1	**	Consent of KPMG LLP
23.2	**	Consent of Baker & McKenzie LLP (U.K.) (contained in Exhibit 5.1)
23.3	**	Consent of Baker & McKenzie LLP (U.S.) (contained in Exhibit 5.2)
24.1	***	Powers of Attorney (contained in signature pages)
25.1	†	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior/Subordinated Indenture for Debt Securities of Cardtronics plc
25.2	†	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior/Subordinated Indenture for Debt Securities of Cardtronics Delaware

*
To be filed by amendment or as an exhibit to a Current Report on Form 8-K of Cardtronics plc.

**
Filed herewith.

***
Previously filed for Cardtronics Delaware, Cardtronics Holdings, LLC, ATM National, LLC, Cardtronics USA and Cardtronics DR, LLC.

†
To be filed later in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

Item 17.    Undertakings.

        Each undersigned registrant hereby undertakes:

        1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  i.
  to include any prospectus required by Section 10(a)(3) of the Securities Act;

  ii.
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  iii.
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        4.     That, for the purpose of determining liability under the Securities Act to any purchaser:

  i.
  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  ii.
  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        5.     That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  i.
  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  ii.
  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  iii.
  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  iv.
  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        6.     That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        7.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        8.     To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the "Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 1, 2016.

CARDTRONICS PLC
By:	/s/ EDWARD H. WEST Edward H. West Chief Financial Officer

        KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward H. West and E. Brad Conrad and each of them, either of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-210455) has been signed by the following persons in the capacities indicated below on July 1, 2016.

Signature	Title

/s/ STEVEN A. RATHGABER Steven A. Rathgaber	Chief Executive Officer and Director (Principal Executive Officer)
/s/ EDWARD H. WEST Edward H. West	Chief Financial Officer (Principal Financial Officer)
/s/ E. BRAD CONRAD E. Brad Conrad	Chief Accounting Officer (Principal Accounting Officer)
/s/ DENNIS F. LYNCH Dennis F. Lynch	Chairman of the Board of Directors

Signature	Title

/s/ J. TIM ARNOULT J. Tim Arnoult	Director
/s/ JORGE M. DIAZ Jorge M. Diaz	Director
/s/ JULIE GARDNER Julie Gardner	Director
/s/ G. PATRICK PHILLIPS G. Patrick Phillips	Director
/s/ MARK ROSSI Mark Rossi	Director
/s/ JULI C. SPOTTISWOOD Juli C. Spottiswood	Director
/s/ M. DILSHAD KASMANI M. Dilshad Kasmani	Authorized Representative in the United States

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 1, 2016.

CARDTRONICS, INC.
By:	/s/ EDWARD H. WEST Edward H. West Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-210455) has been signed by the following persons in the capacities indicated below on July 1, 2016.

Signature		Title

* Steven A. Rathgaber		Chief Executive Officer (Principal Executive Officer)
* Edward H. West		Chief Financial Officer (Principal Financial Officer)
/s/ E. BRAD CONRAD E. Brad Conrad		Chief Accounting Officer and Director (Principal Accounting Officer)
/s/ M. DILSHAD KASMANI M. Dilshad Kasmani		Director
*By:	/s/ EDWARD H. WEST Edward H. West	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 1, 2016.

CARDTRONICS HOLDINGS, LLC
By:	Cardtronics, Inc., its sole member
By:	/s/ EDWARD H. WEST Edward H. West Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-210455) has been signed by the following persons in the capacities indicated below on July 1, 2016.

Signature		Title

* Steven A. Rathgaber		Chief Executive Officer (Principal Executive Officer)
* Edward H. West		Chief Financial Officer (Principal Financial Officer)
* E. Brad Conrad		Chief Accounting Officer (Principal Accounting Officer)
*By:	/s/ EDWARD H. WEST Edward H. West	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 1, 2016.

ATM NATIONAL, LLC
By:	/s/ EDWARD H. WEST Edward H. West Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-210455) has been signed by the following persons in the capacities indicated below on July 1, 2016.

Signature		Title

* Michael E. Keller		Director and Secretary
* David Dove		Chairman and Chief Executive Officer (Principal Executive Officer)
* Edward H. West		Chief Financial Officer (Principal Financial Officer)
* E. Brad Conrad		Chief Accounting Officer (Principal Accounting Officer)
*By:	/s/ EDWARD H. WEST Edward H. West	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 1, 2016.

CARDTRONICS USA, INC.
By:	/s/ EDWARD H. WEST Edward H. West Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-210455) has been signed by the following persons in the capacities indicated below on July 1, 2016.

Signature		Title

* Michael E. Keller		Director, General Counsel and Secretary
* Steven A. Rathgaber		Chief Executive Officer (Principal Executive Officer)
* Edward H. West		Chief Financial Officer (Principal Financial Officer)
* E. Brad Conrad		Chief Accounting Officer (Principal Accounting Officer)
*By:	/s/ EDWARD H. WEST Edward H. West	Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 1, 2016.

CARDTRONICS DR, LLC
By:	Cardtronics, Inc., its sole member
By:	/s/ EDWARD H. WEST Edward H. West Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-210455) has been signed by the following persons in the capacities indicated below on July 1, 2016.

Signature		Title

* David Dove		Chief Executive Officer (Principal Executive Officer)
* Edward H. West		Chief Financial Officer (Principal Financial Officer)
* E. Brad Conrad		Chief Accounting Officer (Principal Accounting Officer)
*By:	/s/ EDWARD H. WEST Edward H. West	Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 1, 2016.

CATM HOLDINGS LLC
By:	/s/ EDWARD H. WEST Edward H. West Chief Financial Officer and Manager

        KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward H. West and E. Brad Conrad and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as officer of the registrant any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-210455) has been signed by the following persons in the capacities indicated below on July 1, 2016.

Signature	Title

/s/ STEVEN A. RATHGABER Steven A. Rathgaber	Chief Executive Officer, President and Manager (Principal Executive Officer)
/s/ EDWARD H. WEST Edward H. West	Chief Financial Officer and Manager (Principal Financial Officer)
/s/ E. BRAD CONRAD E. Brad Conrad	Chief Accounting Officer, Treasurer and Manager (Principal Accounting Officer)
/s/ M. DILSHAD KASMANI M. Dilshad Kasmani	Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 1, 2016.

CARDTRONICS HOLDINGS LIMITED
By:	/s/ EDWARD H. WEST Edward H. West Director

        KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward H. West and E. Brad Conrad and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as officer of the registrant any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-210455) has been signed by the following persons in the capacities indicated below on July 1, 2016.

Signature	Title

/s/ STEVEN A. RATHGABER Steven A. Rathgaber	Director
/s/ EDWARD H. WEST Edward H. West	Director
/s/ E. BRAD CONRAD E. Brad Conrad	Director
/s/ M. DILSHAD KASMANI M. Dilshad Kasmani	Director and Authorized Representative in the United States

INDEX TO EXHIBITS

Item 16.    Exhibits.

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement

4.1		Articles of Association of Cardtronics plc (incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed by Cardtronics plc on July 1, 2016)

4.2		Fourth Amended and Restated Certificate of Incorporation of Cardtronics, Inc. (incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed by Cardtronics Delaware on May 23, 2014)

4.3		Fourth Amended and Restated Bylaws of Cardtronics, Inc. (incorporated herein by reference to Exhibit 3.2 of the Current Report on Form 8-K, filed by Cardtronics Delaware on May 23, 2014)

4.4	**	Form of Senior/Subordinated Indenture for Debt Securities of Cardtronics plc

4.5	**	Form of Senior/Subordinated Indenture for Debt Securities of Cardtronics Delaware

5.1	**	Opinion of Baker & McKenzie LLP (U.K.)

5.2	**	Opinion of Baker & McKenzie LLP (U.S.)

12.1	**	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	**	Consent of KPMG LLP

23.2	**	Consent of Baker & McKenzie LLP (U.K.) (contained in Exhibit 5.1)

23.3	**	Consent of Baker & McKenzie LLP (U.S.) (contained in Exhibit 5.2)

24.1	***	Powers of Attorney (contained in signature pages)

25.1	†	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior/Subordinated Indenture for Debt Securities of Cardtronics plc

25.2	†	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior/Subordinated Indenture for Debt Securities of Cardtronics Delaware

*
To be filed by amendment or as an exhibit to a Current Report on Form 8-K of Cardtronics plc.

**
Filed herewith.

***
Previously filed for Cardtronics Delaware, Cardtronics Holdings, LLC, ATM National, LLC, Cardtronics USA and Cardtronics DR, LLC.

†
To be filed later in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

EX-1